UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of Kartoon Studios, Inc. (the “Company”) held on November 1, 2023 (the “Special Meeting”), the Company stockholders Special Meeting, the Company’s stockholders voted on the two proposals listed below. At the Special Meeting, a total of 35,068,119 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) out of a total of 35,068,119 shares of Common Stock issued and outstanding and entitled to vote as of October 4, 2023, the record date (the “Record Date”) for the Special Meeting, were represented in person or by proxy.

As of the Record Date, there were also 35,068.119 shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), outstanding, of which 35,068.119 shares of Series C Preferred Stock remained outstanding as of the opening of the Special Meeting. As described in the Proxy Statement, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Series C Preferred Stock is entitled to 1,000,000 votes (with each fraction of a share of Series C Preferred Stock entitled to a ratable number of votes), provided, that, holders of shares of Series C Preferred Stock were only entitled to vote such shares on the Authorized Share Increase Proposal and the Adjournment Proposal (each as defined below) and only by proxy prior to the opening of the Special Meeting.

Any share of Series C Preferred Stock that is not voted by proxy prior to the opening of the Special Meeting will be automatically redeemed as of immediately prior to the opening of the Special Meeting. A total of 8,501.863 shares of Series C Preferred Stock had been voted by proxy prior to the opening of the Special Meeting.

Proposal 1: To approve a proposed amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 40,000,000 shares to 190,000,000 shares with a corresponding increase in the total number of authorized shares of capital stock of the Company from 50,000,000 shares to 200,000,000 shares (the “Authorized Share Increase Proposal”). This proposal was approved by the stockholders, based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,735,543,220	2,736,775,100	38,048,010	0

Proposal 2: To approve a proposal to adjourn the Special Meeting one or more times to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt Proposal 1 (the “Adjournment Proposal”). This proposal was approved by stockholders, based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,807,145,746	2,625,109,550	78,111,034	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC..

Date: November 3, 2023	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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